NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	Chairman, President and CEO	B.B. Hollingsworth, Jr.	(713) 647-5700

	SVP, CFO and Treasurer	Robert T. Ray	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
THURSDAY, MARCH 3, 2005

GROUP 1 AUTOMOTIVE ANNOUNCES MARCH CONFERENCE PRESENTATIONS

HOUSTON, March 3, 2005 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 specialty retailer, announced that executive management has been invited to present at three investor conferences in March. The presentations will cover Group 1’s financial results and an overview of company strategies.

Group 1 will present at the Raymond James 26th Annual Institutional Investors Conference at the Hyatt Regency Grand Cypress Hotel in Orlando, Fla., on March 7, at 8:40 a.m. EST. A live audio webcast, with a replay available for 30 days, as well as a copy of the presentation, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com. The webcast will also be available at http://www.wsw.com/webcast/rjii05/gpi.

The company will present at the Stephens Inc. Specialty Retailing Conference 2005 on March 14, at 10 a.m. EST at the Waldorf-Astoria Hotel in New York. A live audio webcast, with a replay available for 30 days, as well as the slide presentation, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

Morgan Stanley has also invited management to present at its Global Automotive Conference at the Westin New York at Times Square Hotel on March 21, at 3:15 p.m. EST. This conference will also have a slide presentation and live audio webcast, with a replay available for 30 days, accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns 96 automotive dealerships comprised of 142 franchises, 33 brands and 32 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.